                               WRITTEN CONSENT OF
                     THE HOLDERS OF SERIES B PREFERRED STOCK
                                  OF IGX CORP.

         The undersigned, being the holders of the Series B Preferred Stock of IgX Corp., a Delaware corporation (the "Corporation"), acting pursuant to
Section 228 of the Delaware General Corporation Law and Article II, Section 11 of the Bylaws of the Corporation, do hereby adopt the following recitals and resolutions by written consent, effective as of September 23, 1998, which shall have the same force and effect as if adopted at a duly convened meeting of the holders of the Series B Preferred Stock of the Corporation, and a copy of which shall be filed with the minutes of the Corporation:

1.       Conversion of Series B Preferred Stock.

         WHEREAS Article IV.B.3 of the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides for adjustments upon the conversion of the Series B Preferred Stock in the event that, on or prior to December 31, 1998, the Corporation consummates its initial public offering at less than a specified valuation (the "ratchet provisions").

         WHEREAS, the Corporation is planning an initial public offering (the "IPO") for which Josephthal & Co. Inc. is to act as lead underwriter, which is expected to be consummated on or before December 31, 1998 at an anticipated valuation range of $8.00 to $10.00 per share of Common Stock, which could result in the right to an adjustment under the ratchet provisions.

         WHEREAS, Article IV.B.5(b) of the Certificate of Incorporation provides that the Corporation shall not, without first obtaining the approval of the holders of 85% of the then outstanding shares of Series B Preferred Stock alter the terms of the Series B Preferred Stock so as to adversely affect their rights.

         WHEREAS, the holders of the Series B Preferred Stock have determined that, based upon the short time elapsed since the issuance of the Series B Preferred Stock and the anticipated valuation range and consummation date for the IPO, it is in their best interest to waive any right to adjustments under the ratchet provisions of the Series B Preferred Stock with the respect to the IPO.

         NOW, THEREFORE, BE IT RESOLVED, that any rights to adjustments under the ratchet provisions of the Series B Preferred Stock will be waived with respect to the IPO, provided the IPO is consummated on or before December 31, 1998 at a valuation of $8.00 to $10.00 per share of Common Stock.

2.       General Authority.

         RESOLVED, that any and all actions, whether previously or subsequently taken by the officers of the Corporation which are consistent with the intents and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

         RESOLVED, FURTHER, that the officers of the Corporation and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts and to incur any expense and to pay any fees and amounts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions and the transactions contemplated therein.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned holders of the Series B Preferred Stock have executed this Written Consent of the Holders of the Series B Preferred Stock of IgX Corp. effective as of the date first written above. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This instrument may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned stockholders.

                                  HENRY VENTURE II LIMITED

                                  By:
                                     -----------------------------------------
                                        Albert J. Henry


                                  NEGF II, L.P.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


                                  ENGLISH AND SCOTTISH PLC

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------



                    [Signature Page No. 1 to Written Consent of the Holders of the Series B Preferred Stock of IgX Corp.]

                                ----------------------------------------------
                                Morton I. Kamien

                                MERIKEN NOMINEES

                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------


                                EASTERN BANK & TRUST COMPANY, Trustee, Shefsky & Froelich Ltd. Profit Sharing 401(k) Plan f/b/o Lloyd E. Shefsky

                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------


                                SUNDIAL INTERNATIONAL FUND LIMITED

                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------


                                ZORN NOMINEES LIMITED

                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------


                    [Signature Page No. 2 to Written Consent of the Holders of the Series B Preferred Stock of IgX Corp.]